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                                     [LETTERHEAD]




                                   January 8, 1998



Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico  87107

     RE:  PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     We have acted as counsel to Cell Robotics International, Inc. (the "Company") in connection with Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 (the "Amended Registration Statement") to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of (i) 500,000 Units ("Units"), each Unit consisting of one share of Series A Convertible Preferred Stock, $.04 par value ("Preferred Stock") and two Common Stock Purchase Warrants ("Warrants"); (ii) 500,000 shares of Preferred Stock; (iii) 1,000,000 Warrants; and (iv) an aggregate of 4,200,000 shares of Common Stock, $.004 par value ("Common Stock"), issuable as a dividend on the Preferred Stock, upon conversion of the Preferred Stock and upon exercise of the Warrants. In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of twelve million five hundred thousand (12,500,000) shares of Common Stock having a par value of $0.004 each and two million five hundred thousand (2,500,000) shares of Preferred Stock having a par value of $.04 each.

     3. The 500,000 Units, 500,000 shares of Preferred and 1,000,000 Warrants of the Company will be upon completion of such offering as more fully described in the Registration Statement the lawfully and validly issued, fully paid and non-assessable securities of the Company.

     4. The 4,200,000 shares of the Company's Common Stock issuable (i) as a dividend on the Preferred Stock from time to time, (ii) upon conversion of the Preferred Stock and (iii) upon



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Cell Robotics International, Inc.
January 8, 1998
Page 2


exercise of the Warrants shall, upon the valid conversion of the Preferred Stock or exercise of the Warrants and issuance thereof as more fully described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.


                                   Sincerely,

                                   /s/ Clifford L. Neuman

                                   Clifford L. Neuman